Table of Contents

Exhibit 8.1

SUBSIDIARIES OF CPFL ENERGIA S.A.	Jurisdiction of Incorporation

Companhia Paulista de Força e Luz	Federative Republic of Brazil
Companhia Piratininga de Força e Luz	Federative Republic of Brazil
Rio Grande Energia S.A. (RGE)	Federative Republic of Brazil
Companhia Luz e Força Santa Cruz (CPFL Santa Cruz)	Federative Republic of Brazil
Companhia Paulista de Energia Elétrica (CPFL Leste Paulista)	Federative Republic of Brazil
Companhia Sul Paulista de Energia (CPFL Sul Paulista)	Federative Republic of Brazil
Companhia Jaguari de Energia (CPFL Jaguari)	Federative Republic of Brazil
Companhia Luz e Força Mococa (CPFL Mococa)	Federative Republic of Brazil
CPFL Geração de Energia S.A.	Federative Republic of Brazil
CPFL Sul Centrais Elétricas Ltda.	Federative Republic of Brazil
CPFL Bionergia S.A.	Federative Republic of Brazil
CPFL Bio Formosa S.A.	Federative Republic of Brazil
CPFL Bio Buriti S.A.	Federative Republic of Brazil
CPFL Bio Pedra S.A.	Federative Republic of Brazil
CPFL Bio Ipê S.A.	Federative Republic of Brazil
Paulista Lajeado Energia S.A. ("Paulista Lajeado")	Federative Republic of Brazil
BAESA – Energética Barra Grande S.A.	Federative Republic of Brazil
ENERCAN – Campos Novos Energia S.A.	Federative Republic of Brazil
CERAN – Companhia Energética Rio das Antas	Federative Republic of Brazil
Foz do Chapecó Energia S.A.	Federative Republic of Brazil
Centrais Elétricas da Paraíba S.A. – EPASA	Federative Republic of Brazil
Santa Clara I Energia Renováveis Ltda	Federative Republic of Brazil
Santa Clara II Energia Renováveis Ltda	Federative Republic of Brazil
Santa Clara III Energia Renováveis Ltda	Federative Republic of Brazil
Santa Clara IV Energia Renováveis Ltda	Federative Republic of Brazil
Santa Clara V Energia Renováveis Ltda	Federative Republic of Brazil
Santa Clara VI Energia Renováveis Ltda	Federative Republic of Brazil
Eurus VI Energia Renováveis Ltda	Federative Republic of Brazil
Campo dos Ventos I Energias Renováveis S.A.	Federative Republic of Brazil
Campo dos Ventos II Energias Renováveis S.A.	Federative Republic of Brazil
Campo dos Ventos III Energias Renováveis S.A.	Federative Republic of Brazil
Campo dos Ventos IV Energias Renováveis S.A.	Federative Republic of Brazil
Campo dos Ventos V Energias Renováveis S.A.	Federative Republic of Brazil
Eurus V Energia Renováveis S.A.	Federative Republic of Brazil
CPFL Comercialização Brasil S.A.	Federative Republic of Brazil
Clion Assessoria e Comercialização de Energia Elétrica Ltda (CPFL Meridional)	Federative Republic of Brazil
CPFL Comercialização Cone Sul S.A.	Federative Republic of Brazil
CPFL Planalto Ltda.	Federative Republic of Brazil
CPFL Atende Centro de Contatos e Atendimentos Ltda.	Federative Republic of Brazil
CPFL Serviços, Equipamentos, Indústria e Comércio S.A.	Federative Republic of Brazil
Chumpitaz Serviços S.A.	Federative Republic of Brazil

CPFL Jaguariúna S.A.	Federative Republic of Brazil
Companhia Jaguari de Geração de Energia	Federative Republic of Brazil
Chapecoense Geração S.A. (Chapecoense)	Federative Republic of Brazil
Sul Geradora Participações S.A.	Federative Republic of Brazil
CPFL Bio Anicuns S.A.	Federative Republic of Brazil
CPFL Bio Itapaci S.A.	Federative Republic of Brazil